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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67083) pertaining to The Bibb Company 1997 Omnibus Stock Incentive Plan, Dan River Inc., Amended and Restated Stock Option Plan, as Amended, Dan River Inc. 1997 Stock Incentive Plan, Dan River Inc. 1997 Stock Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-36542) pertaining to the 2000 Long-term Incentive Plan and the Registration Statement (Form S-8 No. 333-52458) pertaining to the Dan River Inc. Nonqualified 401(k) and Deferred Compensation Plan for Highly Compensated Employees and Directors of our report dated February 6, 2001 (except for the third paragraph of Note 4 and Note 14, as to which the date is February 22, 2001), with respect to the consolidated financial statements and schedule of Dan River Inc. included in this Annual Report (Form 10-K) for the year ended December 30, 2000.



                                                s/ Ernst & Young LLP




Greensboro, North Carolina
March 12, 2001